Exhibit 10.2

AMENDMENT NO. 3

TO

THE J. M. SMUCKER COMPANY DEFINED CONTRIBUTION SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN

(Amended and Restated Effective May 1, 2015)

The J. M. Smucker Company hereby adopts this Amendment No. 3 to The J. M. Smucker Company Defined Contribution Supplemental Executive Retirement Plan (Amended and Restated Effective May 1, 2015) (the “Plan”). Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined. The provision of this Amendment No. 3 shall be effective as of the date of execution set forth below.

Section 1

Section 4.8 of the Plan is hereby amended in its entirety to read as follows:

“4.8	[Reserved]”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the Plan to be executed this 17th day of June, 2020.

THE J. M. SMUCKER COMPANY

By:	/s/ Jill R. Penrose
Name:	Jill R. Penrose
Title:	Chief People and Administrative Officer

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